The Board of Directors
	of The Infinity Mutual Funds, Inc.-
	The Correspondent Cash Reserves:

In planning and performing our audit of the financial statements of The Infinity Mutual Funds, Inc.-
The Correspondent Cash Reserves (Correspondent Cash
Reserves Money Market Portfolio and Correspondent Cash
 Reserves Tax Free Money Market Portfolio) for the year ended December 31, 1997, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of The Infinity Mutual Funds, Inc.-
The Correspondent Cash Reserves is responsible for
 establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control activities. Two of the objectives of internal control are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected.
Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
 Accountants. A material weakness is a condition in which the design or operation of the specific internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.



KPMG Peat Marwick LLP
Columbus, Ohio
February 20, 1998